EXHIBIT 99.2

SUNOCO LOGISTICS PARTNERS L.P.

FIRST QUARTER 2004 EARNINGS CONFERENCE CALL PRESENTATION

- SEE ATTACHED POWERPOINT PRESENTATION -

Sunoco Logistics Partners L.P.

First Quarter 2004 Earnings Conference Call April 22, 2004

Forward-Looking Statements

You should review this slide presentation in conjunction with the first quarter 2004 earnings conference call for Sunoco Logistics Partners L.P., held on April 22, 2004 at 9:00 a.m. [EDT]. You may listen to the audio portion of the conference call on this website. An audio recording also will be available after the call’s completion by dialing 1-800-642-1687. Please enter Conference Code # 6683686.

During the call, those statements we make that are not historical facts are forward-looking statements. Although we believe the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements involve risks that may affect our business prospects and performance, causing actual results to differ from those discussed during the conference call. Such risks and uncertainties include, among other things: our ability to successfully consummate announced acquisitions and integrate them into existing business operations; the ability of announced acquisitions to be cash-flow accretive; increased competition; changes in demand both for crude oil that we buy and sell, as well as for crude oil and refined products that we store and distribute; the loss of a major customer; changes in our tariff rates; changes in throughput of third-party pipelines that connect to our pipelines and terminals; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor relations problems; the legislative or regulatory environment; plant construction/repair delays; and political and economic conditions, including the impact of potential terrorist acts and international hostilities.

These and other applicable risks and uncertainties are described more fully in our December 31, 2003 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2004. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information or future events.

Q1 2004 Milestones

First quarter 2004 net income of $13.6 million or $0.58 per L.P. unit, as compared to $17.8 million or $0.77 per L.P. unit in the prior year quarter

Executed agreement with ConocoPhillips to purchase 2 terminals for $12 million (expected to close in Q2 2004)

Acquired the logistics assets associated with Sunoco’s recently acquired Eagle Point refinery for $20.0 million

On April 21, exercised ROFR to acquire an additional 33 % interest in Harbor pipeline for $7.3 million (expected to close in Q2 2004)

Declared a 3.6% increase in our quarterly distribution to $0.57 per L.P. unit, payable May 14 to unitholders of record April 30

On April 7, closed on the sale of 3.4 million common units at a price of $39.75 to fund acquisitions and other activities, including the redemption of 2.2 million common units held by Sunoco

Q1 2004 Financial Highlights

($            in millions, unaudited) Three Months Ended

March 31,

2004 2003

Sales and other operating revenue $ 744.9 $ 716.0

Other income 3.2 3.6

Total Revenues 748.1 719.6

Cost of products sold and operating expenses 710.7 679.0

Depreciation and amortization 6.9 6.5

Selling, general and administrative expenses 12.1 11.7

Total costs and expenses 729.7 697.2

Operating income 18.4 22.4

Net interest expense 4.8 4.6

Net Income $ 13.6 $ 17.8

Q1 2004 Financial Highlights

(amounts in millions, except unit and per unit amounts, unaudited)

Three Months Ended

March 31,

2004 2003

Calculation of Limited Partners’ interest:

Net Income $ 13.6 $ 17.8

Less: General Partner’s interest (0.5) (0.3)

Limited Partners’ interest in Net Income $ 13.1 $ 17.5

Net Income per Limited Partner unit:

Basic $ 0.58 $ 0.77

Diluted $ 0.57 $ 0.77

Weighted average Limited Partners’ units

outstanding (in thousands):

Basic 22,772 22,772

Diluted 22,975 22,857

Eastern Pipeline System

(amounts in millions, unless otherwise noted, unaudited)

Three Months Ended

March 31,

2004 2003

Financial Highlights

Sales and other operating revenue $ 22.7 $ 23.5

Other income 2.5 2.7

Total Revenues 25.2 26.2

Operating expenses 9.9 9.4

Depreciation and amortization 2.7 2.5

Selling, general and administrative expenses 4.6 4.6

Operating income $ 8.0 $ 9.7

Operating Highlights (1)

Total shipments (mm barrel miles per day) (2) 54.9 54.7

Revenue per barrel mile (cents) 0.455 0.478

(1) Excludes amounts attributable to equity ownership interests in the corporate joint ventures.

(2) Represents total average daily pipeline throughput multiplied by the number of miles of pipeline through which each barrel has been shipped.

Terminal Facilities

(amounts in millions, unless otherwise noted, unaudited)

Three Months

Ended

March 31,

2004 2003

Financial Highlights

Total Revenues $ 23.4 $ 22.1

Operating expenses 9.6 8.9

Depreciation and amortization 2.8 2.7

Selling, general and administrative expenses 3.2 3.1

Operating income $ 7.8 $ 7.4

Operating Highlights

Terminal throughput (000’s bpd)

Nederland terminal 490.3 392.6

Other terminals (1) 772.3 765.4

(1) Consists of the Partnership’s refined product terminals, the Fort Mifflin Terminal Complex, the Marcus Hook Tank Farm and the Eagle Point logistics assets.

Western Pipeline System

(amounts in millions, unless otherwise noted, unaudited) Three Months

Ended

March 31,

2004 2003

Financial Highlights

$ 698.8 $ 670.4

Sales and other operating revenue

Other income 0.7 1.0

Total Revenues 699.5 671.4

Cost of products sold and operating expenses 691.1 660.7

Depreciation and amortization 1.4 1.4

Selling, general and administrative expenses 4.4 4.0

Operating income $ 2.6 $ 5.3

Operating Highlights (1)

Crude oil pipeline throughput (000’s bpd) 298.5 310.6

Crude oil purchases at wellhead (000’s bpd) 188.7 199.7

Gross margin per barrel of pipeline 23.2 30.1

throughput (cents) (2)

(1) Excludes amounts attributable to equity ownership interests in the corporate joint ventures.

(2) Represents total segment sales and other operating revenue minus cost of products sold and operating expenses and depreciation and amortization divided by crude oil pipeline throughput. 8